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                                                                   Exhibit 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 17, 2003, except for Note 10, "Changes in Capitalization", as to which the date is October 9, 2003, in Amendment No. 3 to the Registration Statement
(Form S-1) and related Prospectus of CancerVax Corporation expected to be filed on or about October 10, 2003.

                                        /s/ Ernst & Young LLP


San Diego, California
October 9, 2003